Ex 5.1

NovoCure Limited Second Floor No. 4 The Forum Grenville Street St Helier Jersey JE2 4UF	D: +44 1534 514276
james.fox@ogier.com

22 February 2024
Dear Sirs
NovoCure Limited (the Company) - Registration of Shares under the US Securities Act of 1933, as amended (the Securities Act) – share option plans
1.Background
1.1    In connection with the Registration Statement on Form S-8 (as amended, the Registration Statement) filed by the Company today with the Securities and Exchange Commission pursuant to the Securities Act, you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration by the Company under the Securities Act of an aggregate of:
(a)an additional 1,069,550 ordinary shares, no par value, authorised for issuance pursuant to the NovoCure Limited Employee Share Purchase Plan (the ESPP); and
(b)an additional 4,278,200 ordinary shares, no par value, authorised for issuance pursuant to awards under the NovoCure Limited 2015 Omnibus Incentive Plan (the 2015 Plan and together with the ESSP, the Plans), the ordinary shares under the Plans being collectively referred to herein as the Shares.
1.2     In this opinion, "non-assessable" means, in relation to a Share, that the consideration for which the Company agreed to issue that Share has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Share in respect of the purchase price of that Share.
2.Documents examined
2.1    For the purposes of giving this opinion, we have examined and relied upon such documents as we deem appropriate, including the following documents:

Ogier (Jersey) LLP 44 Esplanade St Helier Jersey JE4 9WG T +44 1534 514000 F +44 1534 514444 ogier.com	Partners Raulin Amy James Campbell Richard Daggett Simon Dinning Katrina Edge Sally Edwards Damian Evans Simon Felton	James Fox Josephine Howe Jonathan Hughes Niamh Lalor Edward Mackereth Bruce MacNeil Steven Meiklejohn Oliver Passmore	Nathan Powell Sophie Reguengo Daniel Richards Nicholas Williams

Registered as a limited liability partnership in Jersey. Registered number 99.	JERLAW-47754700-1

(a)the Registration Statement;
(b)the Company’s memorandum and articles of association in force as at the date hereof (the M&A);
(c)the ESPP;

(d)the 2015 Plan;
(e)a true copy of the board minutes of a meeting of the board of directors of the Company held on 31 August 2015 at which the directors (among other things) approved or ratified the Plans and the allotment of the Shares thereunder;
(f)an extract of the proposed resolutions to be adopted at a meeting of the board of directors of the Company held on 21 February 2024, which include (without limitation) the directors approving and/or ratifying the preparation and filing of the Registration Statement;

(g)the Company’s certificate of incorporation;
(h)a consent to issue shares dated 1 January 2017 issued to the Company by the Jersey Financial Services Commission (the Commission) under the Control of Borrowing (Jersey) Order 1958, as amended (COBO) (the Share COBO Consent);
(i)a consent to issue share options pursuant to the Plans dated 23 February 2016 issued to the Company by the Commission under COBO (together with the Share COBO Consent, the COBO Consent);
(j)a consent to circulate a prospectus dated 2 October 2015 issued to the Company by the Commission under the Companies (General Provisions) (Jersey) Order 2002, as amended (the GPO) (the 2015 GPO Consent);
(k)a consent to circulate a prospectus dated 23 February 2016 issued to the Company by the Commission under the GPO (together with the 2015 GPO Consent, the GPO Consent);
(l)a certificate signed by a director of the Company dated on or around the date of this opinion; and
(m)a certificate signed by the company secretary of the Company dated on or around the date of this opinion.
2.2    For the purposes of this opinion, we have, with the Company's consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

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3.Assumptions
For the purposes of this opinion, we have assumed:
(a)the authenticity, accuracy, completeness and conformity to original documents of all copy documents, memoranda, extracts and certificates of officers of the Company examined by us;
(b)that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;
(c)the accuracy and completeness in every respect of all certificates of directors or other officers of the Company given to us for the purposes of giving this Opinion and that (where relevant) such certificates would be accurate if they have been given as of the date hereof;
(d)that the Company has received in full the consideration for which the Company agreed to issue the Shares;
(e)that in approving the Company's entry into the Plans and the transactions contemplated by it, the directors of the Company were acting in the best interests of the Company and for a proper purpose;
(f)that words and phrases used in the Registration Statement have the same meaning and effect as they would if the Registration Statement were governed by Jersey law;
(g)that no other event occurs after the date hereof which would affect the opinions herein stated;
(h)that there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder; and
(i)there has been no amendment to the COBO Consent or the GPO Consent.
4.Opinion
As a matter of Jersey law, and on the basis of and subject to the foregoing and the qualifications below, we are of the following opinion:
(a)the Shares, when issued pursuant to the terms of the Plans, will be validly issued, fully paid and non-assessable.

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5.Qualifications
This Opinion is subject to the following qualification:
(a)the obligations of the Company under, or in respect of, the Shares will be subject to any law from time to time in force relating to bankruptcy, insolvency, liquidation, reorganisation or administration or any other law or legal procedure affecting generally the enforcement of creditors' rights.
6.Governing Law, Limitations, Benefit and Disclosure
6.1    This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.
6.2    This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.
6.3    We assume no obligation to advise you (to any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of the Opinion that might affect the opinions expressed herein.
6.4    We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.
Yours faithfully
Ogier (Jersey) LLP

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